SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                   FORM 8-K/A-1

                                  CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)            January 31, 1994


                                LADD FURNITURE, INC.

                 (Exact name of registrant as specified in its charter)


North Carolina                    0-11577                      56-1311320

 (State or other                (Commission                 (I.R.S. Employer
   jurisdiction                 File Number)               Identification No.)
of Incorporation)



One Plaza Center, Box HP-3, High Point, North Carolina           27261-1500

        (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code            (910) 889-0333

                                        N/A

          (Former name or former address, if changed since last report.)

          Item 7 of Form 8-K is hereby amended as follows:

          ITEM 7.   Financial Statements and Exhibits.


                    a)   Financial Statements of Pilliod Holding Company

                              See   the    Index   to   Financial
                              Statements following the  signature
                              page hereto.


                    b)   Pro  Forma  Financial  Information   of  LADD
                         Furniture, Inc.:

                              Unaudited   Pro    Forma   Combined
                              Condensed Financial Information

                              Unaudited   Pro    Forma   Combined
                              Condensed Statement of Earnings for
                              the year ended January 1, 1994

                              Unaudited   Pro    Forma   Combined
                              Condensed   Balance  Sheet   as  of
                              January 1, 1994


                    c)   Exhibits

                              23.2 Consent of Ernst & Young

                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        LADD FURNITURE, INC.


Date:    April 8, 1994     By:     /s/William S. Creekmuir
                                       William S. Creekmuir

                             Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary

                                  INDEX TO
                    CONSOLIDATED FINANCIAL STATEMENTS


                                                                       PAGE

Report of Independent Auditors                                         F-2

Consolidated Balance Sheets at January 31, 1994 and
May 1, 1993                                                            F-3

For the nine month period ended January 31, 1994 and the year ended May 1, 1993:
Consolidated Statements of Operations                                  F-4
Consolidated Statements of Shareholders' Equity                        F-5
Consolidated Statements of Cash Flows                                  F-6
Notes to Consolidated Financial Statements                             F-7

                          REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Pilliod Holding Company

We have audited the accompanying consolidated balance sheets of Pilliod
Holding
Company as of January 31, 1994 and May 1, 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for the nine month period ended January 31, 1994 and the year ended May 1, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pilliod Holding Company at January 31,
1994 and May 1, 1993 and the consolidated results of its operations and its cash flows for the nine month period ended January 31, 1994 and the year ended May 1, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in the nine month period ended January 31, 1994 the Company changed its method of accounting for income taxes.



 ERNST & YOUNG

Toledo, Ohio
March 14, 1994
                                 F-2

                               PILLIOD HOLDING COMPANY

                             CONSOLIDATED BALANCE SHEETS

                               (Dollars in thousands)


                                                           January 31,     May 1,
                                                              1994          1993
Assets
Current assets:
Cash                                                        $     410   $       19
Accounts receivable, less allowance of $64 ($49 in
1993) for doubtful accounts (Note 3)                           12,432       11,548
Inventories (Note 4):
Finished products                                               5,803        5,214
Work in process                                                 2,916        2,235
Raw materials                                                   3,911        4,500
                                                               12,630       11,949

Prepaid expenses                                                  664          540
Deferred income taxes (Note 8)                                  1,204          708
Total current assets                                           27,340       24,764

Other assets:
Goodwill, net of accumulated amortization of $1,829
($1,668 in 1993) (Note 8)                                       6,449        6,610
Other                                                              22           16
Total other assets                                              6,471        6,626

Property, plant and equipment, at cost less accumulated
depreciation and amortization (Notes 5 and 8)                   9,050        8,418
                                                              $42,861      $39,808
Liabilities and shareholders' equity
Current liabilities:
Accounts payable                                             $  7,442     $  8,084
Accrued liabilities:
Compensation                                                      851        1,952
Commissions and royalties                                         475          475
Taxes other than income                                           465          417
Insurance                                                         243          148
                                                                2,034        2,992

Long-term debt due within one year (Note 6)                     4,568        4,661
Total current liabilities                                      14,044       15,737

Long-term debt due after one year (Note 6)                     25,992       20,382
Deferred income taxes                                             605          708
Shareholders' equity (Notes 2, 7, and 8):
Class A common stock, $.01 par value; 9,000,000
shares authorized, 6,842,500 shares outstanding                    68           68
Class B common stock, $.01 par value; 9,000,000
shares authorized, none outstanding                               --            --
Capital in excess of par value                                  6,622        6,622
Deficit                                                        (4,470)      (3,709)
Total shareholders' equity                                      2,220        2,981
                                                              $42,861      $39,808

See accompanying notes.
                                 F-3

                           PILLIOD HOLDING COMPANY

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                          (Dollars in thousands)


                                             Nine months         Year
                                                ended            ended
                                              January 31,        May 1,
                                                 1994             1993

Net sales                                      $63,394           $77,719
Cost of sales                                   49,493            59,144
Gross profit                                    13,901            18,575

Selling, general and administrative              8,800            11,261
Operating profit                                 5,101             7,314

Other income (expense):
Nonrecurring costs (Note 2)                     (5,159)               --


Interest expense                                (1,411)            (2,555)
Other                                              109                270
Income (loss) before income taxes               (1,360)             5,029

Provision (credit) for income taxes (Note 8):
Federal:
Current                                             --                 97
Deferred                                          (508)                --
State - deferred                                   (91)                --
                                                  (599)                97
Net income (loss)                            $    (761)          $  4,932


See accompanying notes.

                       PILLIOD HOLDING COMPANY

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                       (Dollars in thousands)


                             Class A   Capital in
                             Common     Excess of
                              Stock     Par Value     Deficit         Total

Balance at May 2, 1992
(Note 8)                        $68        $6,622      $(8,641)       $(1,951)
Net income                       --           --         4,932          4,932
Balance at May 1, 1993           68        6,622        (3,709)         2,981
Net loss                         --           --          (761)          (761)
Balance at January 31, 1994     $68       $6,622       $(4,470)       $ 2,220


See accompanying notes.

                            PILLIOD HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Dollars in thousands)


                                                        Nine
                                                        months      Year
                                                         ended      ended
                                                       January 31,  May 1,
                                                          1994       1993

Operating activities
Net income (loss)                                        $  (761)    $4,932
Adjustments to reconcile net income (loss) to net cash
from operating activities:
Depreciation and amortization                              1,493      2,093
Deferred taxes                                              (599)        --
Gain on sales of property and equipment                       (8)       (15)
Changes in operating assets and liabilities:
Accounts receivable                                         (884)      (560)
Inventories                                                 (681)    (3,420)
Prepaid expenses                                            (124)       (79)
Accounts payable                                            (642)     1,203
Accrued liabilities                                         (958)    (1,509)
Net cash provided by (used in) operating activities       (3,164)     2,645

Investing activities
Purchases of property and equipment                       (1,966)    (1,818)
Proceeds from sales of property and equipment                 10      1,467
Other                                                         (6)        64
Net cash used in investing activities                     (1,962)      (287)

Financing activities
Proceeds from long-term borrowings                         7,731      3,937
Payments on long-term debt                                (2,214)    (6,209)
Increase in deferred financing costs                          --        (25)
Other                                                         --        (51)
Net cash provided by (used in) financing activities        5,517     (2,348)

Net increase in cash                                         391         10
Cash at beginning of period                                   19          9
Cash at end of period                                    $   410   $     19

Supplemental cash flow information:
Cash paid for interest                                    $1,358     $4,137
Cash paid for income taxes                              $     79   $     98

Non-cash investing and financing activities:
During fiscal 1993 the Company entered into capital lease obligations of approximately $325,000 for new equipment.

See accompanying notes.

                       PILLIOD HOLDING COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (Dollars in thousands)


1. Significant Accounting Policies

Basis of Presentation

Effective prior to the start of business on January 31, 1994, all issued and outstanding shares of the Company's common stock were acquired by LADD Furniture, Inc. (LADD)
(the "Acquisition") (see Note 2). The consolidated financial statements include all transactions which occurred prior to the closing of the Acquisition. All operations of the
Company on January 31, 1994 were for the benefit of LADD.

The consolidated financial statements include the accounts of Pilliod Holding Company
(Company) and the combined accounts of its wholly-owned subsidiary, The Pilliod
Cabinet Company (Cabinet Company). Prior to the Acquisition, the
Company's fiscal
year ended on the Saturday nearest April 30.

Inventories

Inventories are valued at the lower of last-in, first-out (LIFO) cost or market.

Depreciation and Amortization

Depreciation and amortization of property, plant and equipment are provided over the estimated useful lives of the assets using both straight-line and declining balance methods.

Goodwill, which arose at the time of the March 19, 1985 acquisition of Cabinet
Company, is being amortized on a straight-line basis over 40 years.

Profit Sharing Plan

Substantially all of the Company's employees are participants in a profit sharing plan.
Contributions to the plan are at the discretion of the Board of Directors. Contributions of
$110,000 were made in fiscal 1994; no contributions were made in fiscal 1993.

                       PILLIOD HOLDING COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (Dollars in thousands)

1. Significant Accounting Policies (continued)

Changes in Method of Accounting for Income Taxes

In the nine month period ended January 31, 1994, the Company adopted the provisions of
Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes,"
("SFAS No. 109"). As permitted by the Statement, prior year financial statements were restated effective with the March 19, 1985 acquisition of Cabinet Company. Previous accounting rules required that assets acquired in a business combination be recorded at their net-of-tax value and allowed the tax effects to be discounted. SFAS No. 109 requires that such acquired assets be recorded at their full assigned value with offsetting deferred taxes which may not be discounted.

Under the liability method required by the Statement, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

2. Acquisition of the Company

Effective January 31, 1994 all issued and outstanding shares of the Company's common stock were acquired by LADD. In connection with the Acquisition, the Company, concurrent with the closing, repaid substantially all outstanding long-term debt out of funds provided by LADD. Prior to but as a result of the Acquisition, the Company paid management bonuses, redeemed all outstanding stock options and incurred certain other expenses, all of which are included in nonrecurring costs in the accompanying 1994 statement of operations.

3. Concentration of Credit Risk

Cabinet Company is principally engaged in the business of furniture manufacturing.
Substantially all accounts receivable are from department stores and furniture retailers.
Credit is extended to customers based on an evaluation of credit reports, payment practices and, in most cases, financial condition. Collateral or letters of credit are generally not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

4. Inventories

Under the LIFO method, inventories have been reduced by approximately $717 and $118 at January 31, 1994 and May 1, 1993, respectively, from amounts which would have been reported under the first-in, first-out (FIFO) method.

5. Property, Plant and Equipment

Property, plant and equipment consists of the following:

                                January 31,      May 1,
                                   1994          1993

Land and improvements           $     764     $     730
Buildings                           8,244         7,895
Machinery and equipment            19,502        18,031
Office and show space equipment     1,668         1,607
Automotive equipment                  172           151
                                   30,350        28,414
Less accumulated depreciation and
  amortization                     21,300        19,996
                                 $  9,050      $  8,418

                       PILLIOD HOLDING COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (Dollars in thousands)

6. Notes Payable and Long-Term Debt

Long-term debt consists of the following:

                                                  January 31,     May 1,
                                                     1994          1993

Revolving line of credit with banks, interest
at prime plus 2% (8% aggregate rate at
January 31, 1994)                                   $17,245      $  9,514
Term loans from banks, monthly principal
installments of $205, interest at prime plus
2% (8% aggregate rate at January 31, 1994)
payable monthly                                       5,265         6,903
Subordinated notes (see below)                        4,437         4,675
Notes payable to banks, effectively guaranteed
by the Company's principal shareholders,
due July 1, 1995, interest at prime plus 1.5%
(7.5% aggregate rate at January 31, 1994)
payable monthly                                       3,000         3,000
Various equipment lease obligations, payable
monthly to August 1995 (see Note 6)                     247           348
Note payable to former shareholder, payable in
monthly installments of $20, including
interest at prime (6% at January 31, 1994)              216           363
Commitment fees payable to bank, non-
interest bearing, payable $10 monthly                   150           240
                                                     30,560        25,043
Amounts due within one year                           4,568         4,661
                                                    $25,992       $20,382

All notes payable and long-term debt are classified in accordance with their terms at
January 31, 1994 as if the Acquisition and related transactions described in Note 2 had not occurred. As a condition of the Acquisition, the Company, with funds provided by
LADD, repaid substantially all notes payable and long-term debt concurrent with the closing on January 31, 1994.

                       PILLIOD HOLDING COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (Dollars in thousands)


6. Notes Payable and Long-Term Debt (continued)

On April 28, 1993 the Company entered into an agreement with the holders of its subordinated notes to amend the notes. The agreement required the payment of all accrued and unpaid interest through February 18, 1993 and the forgiveness of $2,175 of principal. The amended agreement required the payment of an additional
$1,000 if a
Change of Control Event occurred prior to April 28, 1994. Recognition of gains on the debt restructuring was deferred pending expiration of the contingency.
As a result of the
Acquisition, the $1,000 contingent payment became due and was paid by the Company, concurrent with the closing, out of funds provided by LADD. The
January 31, 1994 and
May 1, 1993 carrying value of the subordinated debt consists of remaining principal balance, expected interest over the life of the notes and net contingent amounts payable.

7. Common Stock

In addition to the 9,000,000 shares of authorized Class A common stock, the Company is authorized to issue 9,000,000 shares of Class B common stock, of which none have been issued. The two classes of common stock entitle the holders to the same rights and privileges except that Class A common stock entitles the holder to voting rights while
Class B common stock has no voting rights.

Shareholders of Class A common stock are permitted to exchange any or all shares for the same number of Class B shares and Class B holders are entitled to convert any or all shares into the same number of Class A shares within certain limitations.

Prior to but as a result of the Acquisition, the Company redeemed all 1,310,000 stock options then outstanding for aggregate consideration of $3,972.

Information on stock options is as follows:

                                        Class A Shares       Exercise
                                         Under Option          Price

Outstanding at May 2, 1992 and May 1,
1993
                                           1,090,000         $.25 to $.85
Granted in 1994                              220,000             $1.00
Redeemed in 1994                          (1,310,000)       $.25 to $1.00
Outstanding at January 31, 1994                  --

                       PILLIOD HOLDING COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (Dollars in thousands)

8. Income Taxes

In the nine month period ended January 31, 1994, the Company adopted
SFAS No. 109.
The Statement requires the use of the asset and liability approach for accounting and reporting for income taxes. Financial statements for prior years were restated effective with the March 19, 1985 acquisition of the Cabinet Company. As a result of the changes in accounting for business combinations required by SFAS No. 109, the restatement of the acquisition of Cabinet Company resulted in additional goodwill ($1,840) and additional costs allocated to property, plant and equipment ($505 net of disposals subsequent to March 19, 1985). Offsetting increased deferred tax liabilities would have been written off as a result of operating losses incurred subsequent to March 19, 1985.
The net effect at May 2, 1992 of the additional depreciation of property, plant and equipment, the additional amortization of goodwill and deferred tax provision credits resulting from the writeoff of deferred tax liabilities was a reduction in deficit of $1,612 from amounts previously reported. The effects of adoption on 1994 and 1993 results of operations were not significant.

At January 31, 1994, the Company has operating loss carryforwards for tax purposes of approximately $4,555. Such carryforwards may be used to reduce otherwise taxable income until they expire beginning in 2005. Alternative minimum tax credits of $149 are available to offset future regular federal income tax liabilities and do not expire.

                       PILLIOD HOLDING COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       (Dollars in thousands)


8. Income Taxes (continued)

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                              January 31,       May 1,
                                                  1994           1993

Deferred tax assets:
Net operating loss carryforwards                 $1,731         $1,071
Accrued liabilities                                 277            400
Other                                               173            135
Total deferred tax assets                         2,181          1,606

Deferred tax liabilities:
Inventory                                           829            782
Property, plant and equipment                       748            821
Other                                                 5              3
Total deferred tax liabilities                    1,582          1,606
Net deferred tax assets                         $   599     $       --

Deferred taxes are classified as follows:
Current assets                                   $1,204         $   708
Noncurrent liabilities                             (605)           (708)
Net deferred tax assets                         $   599     $       --

A reconciliation of the provision (credit) for income taxes based on the statutory U.S.
Federal tax rate to the consolidated provision (credit) for income taxes is as follows:

                                               January 31,   May 1,
                                                   1994       1993

Expected tax (benefit) at 34% of pretax income
(loss)                                          $  (462)     $1,710
Debt restructuring basis differences               (131)        (22)
Amortization of goodwill                             62          55
State and local taxes - net of federal benefit      (60)        171
Effect of previously unrecognized operating loss
carryforwards                                        --      (1,904)
Other                                                (8)         87
                                                $  (599)   $     97

       UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


The following Unaudited Pro Forma Combined Condensed Statement of Earnings for the year ended January 1, 1994 and the Unaudited Pro Forma Combined Condensed Balance Sheet as of January 1, 1994 give effect to the Pilliod Holding Company and subsidiary (Pilliod Furniture) acquisition and the other adjustments and assumptions described in the notes to such combined condensed statements, as if the transaction had occurred at the beginning of the year ended January 1, 1994, in the case of the Statement of Earnings, and at January 1, 1994, in the case of the Balance Sheet.

The unaudited pro forma combined condensed financial information relating to Pilliod Furniture is based on the audited historical financial statements of the Company as of and for the year ended January 1, 1994 and on the audited historical financial statements of Pilliod Furniture as of and for the nine months ended January 31, 1994, as well as the fourth quarter of the audited historical financial statements of Pilliod Furniture as of and for the year ended May 1, 1993. The unaudited pro forma combined condensed financial information gives effect to the acquisition under the purchase method of accounting based on a purchase price of $54,000,000 for the common stock, plus transaction expenses of approximately $397,000, through the use of borrowings of approximately $34,400,000 and proceeds from the sale of selected trade accounts receivable for $20,000,000. The total purchase cost of $54,397,000 was allocated first to the tangible assets and liabilities of Pilliod Furniture based upon their respective fair values and the remainder was allocated to the excess of cost over the assigned value of net assets acquired. Additionally, the unaudited pro forma combined condensed financial information excludes from the historical results of Pilliod Furniture certain non-recurring expenses incurred during 1993.

The unaudited pro forma combined condensed financial information is not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the year presented. Moreover, valuations assigned to the assets acquired and liabilities assumed are preliminary and subject to change.

                      LADD FURNITURE, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                        For the year ended January 1, 1994
                (Dollar amounts in thousands, except share data)


                                                        Historical                                 Pro Forma
                                     LADD Furniture, Inc.           Pilliod Holding Co.    Purchase
                                       and Subsidiaries               and Subsidiary      Adjustments    Combined
Net sales                                $521,200                        86,645                           607,845
Cost of sales                             426,921                        66,703                           493,624
             Gross profit                  94,279                        19,942                   0       114,221

Selling, general, and administrative
            expenses                       81,953                        11,741               1,020 (3)    94,464
                                                                                               (250)(2)
             Operating income              12,326                         8,201                (770)       19,757

Other deductions:
        Interest expense                    5,542                         2,048                (156)(4)     7,434
        Other,  net                           377                            75                 625 (1)     1,077
                                            5,919                         2,123                 469         8,511

             Earnings before income taxes   6,407                         6,078              (1,239)       11,246

Income tax expense                          2,561                         1,388                (245)(5)     4,246
                                                                                                542 (6)
             Net earnings                  $3,846                         4,690              (1,536)        7,000

Net earnings per common share               $0.17                                                            0.30
Weighted average common shares
            outstanding                23,053,654                                                      23,053,654

   See notes to unaudited pro forma combined condensed statement of earnings.



                            NOTES TO UNAUDITED PRO FORMA COMBINED
                                CONDENSED STATEMENT OF EARNINGS

(1) To record the increase in amortization of intangible assets resulting from the allocation of the purchase price to noncurrent assets based on their fair values at the date of the acquisition.

(2) To adjust expenses to reflect cost savings attributable to the combining of certain operations and functions relative to the acquisition of Pilliod
    Holding Company.

(3) To record cost of trade receivables securitization program which was utilized to finance acquisition of the Pilliod Holding Company.

(4) To adjust interest expense to reflect cost of short-term and long-term borrowings used to finance the acquisition of Pilliod Holding Company.

(5) To record income tax effect of pro forma adjustments.

(6) To adjust income tax expense for a reduction in net operating losses utilized by Pilliod Holding Company in determining income tax expense.


                           LADD FURNITURE, INC.  AND SUBSIDIARIES

                       UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                       As of January 1, 1994
                                           (In thousands)

                                                                Historical                                 Pro Forma
                                                     LADD Furniture, Inc.   Pilliod Holding Co.      Purchase
                                                     and Subsidiaries        and Subsidiary         Adjustments   Combined
Current assets:
     Cash and temporary investments                      $1,350                 410                                  1,760
     Trade accounts receivable, net                      72,975              12,432                 (20,000) (3)    65,132
                                                                                                       (275) (1)
     Inventories                                        100,639              12,630                    (482) (1)   112,787
     Prepaid expenses and current assets                  6,110               1,868                    (968) (1)     7,010
           Total current assets                         181,074              27,340                 (21,725)       186,689

Property, plant, and equipment, net                      97,497               9,050                     200  (1)   106,747
Intangible and other assets, net                         57,166               6,471                  24,685  (1)    88,322
           Total assets                                $335,737              42,861                   3,160        381,758
Current liabilities:
      Current installments of long-term debt              5,815               4,568                  (4,424) (3)     5,959
      Short-term bank note                                                                           20,000  (3)    20,000
      Trade accounts payable                             23,414               4,758                                 28,172
      Accrued expenses and other current liabilities     28,841               4,718                   1,470  (2)    35,029
           Total current liabilities                     58,070              14,044                  17,046         89,160

Long-term debt, excluding current installments          105,257              25,992                 (11,740) (3)   119,509
Deferred items and other liabilities                     22,307                 605                      74  (1)    22,986
           Total liabilities                            185,634              40,641                   5,380        231,655

Shareholders' equity                                    150,103               2,220                  (2,220) (4)   150,103

Total liabilities and shareholders' equity             $335,737              42,861                   3,160        381,758

   See notes to unaudited pro forma combined condensed balance sheet.

                          NOTES TO UNAUDITED PRO FORMA COMBINED
                                   CONDENSED BALANCE SHEET

(1) To reflect the allocation of the purchase price to the assets acquired based on their estimated fair values at the date of acquisition. The estimated fair value adjustment has been determined based upon currently available information. There is no assurance that such values will ultimately be assigned to the assets acquired.

(2) To provide for costs to be incurred relating to the acquisition of the business.

(3) To record the sale of accounts receivable, the repayment of certain Pilliod Holding Company debt, and short-term borrowings and long-term borrowings incurred to finance the acquisition of Pilliod Holding Company.

(4) To eliminate the equity of Pilliod Holding Company.